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     Exhibit 32.3 - Certification pursuant to 18 U.S.C. Section 1350, as added by section 906 of the Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-QSB of Tarpon Coast Bancorp, Inc., the undersigned hereby certifies, to such officer's knowledge, that this report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2003                           /s/ George E. Cline
                                                  -------------------
                                                  George E. Cline
                                                  Chief Financial Officer

         A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Tarpon Coast Bancorp, Inc. and will be retained by Tarpon Coast Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.